090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada	Document Number **20150126267-02**
	Filing Date and Time **03/20/2015 10:50 AM**
	Entity Number **C30388-2003**

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Roomlinx, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

SECOND: This Certificate of Amendment shall become effective on March 23, 2015 at 12:01 a.m.
THIRD: Article THIRD of the Articles of Incorporation of the Corporation is hereby amended by replacing the introductory paragraph thereof in its entirety with the following:
"THIRD: The aggregate number of shares which the Corporation shall have authority to issue is 405,000,000 shares. These shares are divided into 400,000,000 shares of Common Stock with $.001 par value and 5,000,000 shares of Preferred Stock with $.20 par value. Each of the Corporation's outstanding shares of Common Stock outstanding as of the close of business on March 20, 2015 is hereby subdivided and converted into 60 shares of Common Stock (the "Reverse Split"). No fractional shares shall be issued in the Reverse Split."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 50.2%

4. Effective date and time of filing: (optional) Date: March 23, 2015 Time: 12:01 a.m.

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION OF

ROOMLINX, INC.

(Pursuant to NRS 78.385 and 78.390 of the State of Nevada)

ROOMLINX, INC., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), in accordance with the provisions of Sections 78.385 and 78.390 of the Nevada Revised Statutes,

DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is Roomlinx, Inc.

SECOND: This Certificate of Amendment shall become effective on March 23, 2015 at 12:01 a.m.

THIRD: Article THIRD of the Articles of Incorporation of the Corporation is hereby amended by replacing the introductory paragraph thereof in its entirety with the following:

"THIRD: The aggregate number of shares which the Corporation shall have authority to issue is 405,000,000 shares. These shares are divided into 400,000,000 shares of Common Stock with $.001 par value and 5,000,000 shares of Preferred Stock with $.20 par value. Each of the Corporation's outstanding shares of Common Stock outstanding as of the close of business on March 20, 2015 is hereby subdivided and converted into 60 shares of Common Stock (the "Reverse Split"). No fractional shares shall be issued in the Reverse Split."

FOURTH: By written consent, the amendments herein certified were adopted and approved by the holders of 50.2% of the shares entitled to vote thereon and having at least a majority of the voting power.

IN WITNESS WHEREOF, this Certificate has been signed as of the 20th day of March, 2015, and the signature of the undersigned shall constitute the affirmation and acknowledgement of the undersigned, under penalties of perjury, that this Certificate is the act of the undersigned and that the facts stated in this Certificate are true.

ROOMLINX, INC.

By: ______________________

Michael S. Wasik, President and CEO